RIGHTS CERTIFICATE #:                                                                     NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE FUND'S PROSPECTUS

SUPPLEMENT DATED SEPTEMBER 20, 2024 AND ACCOMPANYING PROSPECTUS DATED SEPTEMBER 12, 2024 (TOGETHER, THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE.

COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM EQ FUND SOLUTIONS, LLC, THE INFORMATION AGENT.

ADVENT CONVERTIBLE & INCOME FUND

Formed under the laws of the State of Delaware

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Common Shares of Beneficial Interest of Advent Convertible & Income Fund

Estimated Subscription Price: $[ ] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,

ON OCTOBER 17, 2024 UNLESS EXTENDED BY THE FUND

REGISTERED

OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Every three (3) whole Rights entitles the holder thereof to subscribe for and purchase one common share of beneficial interest, par value $0.001 per share (“Common Shares”), of Advent Convertible & Income Fund, a Delaware statutory trust, at an estimated price of $[ ] per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Advent Convertible & Income Fund Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any Common Shares available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the estimated subscription price for each Common Share in accordance with the “Instructions as to Use of Advent Convertible & Income Fund Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the signatures of duly authorized officers of Advent Convertible & Income Fund.

Dated:

________________

Tracy V. Maitland

President and Chief Executive Officer

_________________

Stephen Ellwood

Secretary and Chief Compliance Officer